Exhibit 21

SUBSIDIARIES

Subsidiaries	Jurisdiction of Incorporation	Percentage Owned By Registrant

DCA Medical Services, Inc. (1)	Florida	100%
DCA of Adel, LLC	Georgia	100%
DCA of Central Valdosta, LLC	Georgia	100%
DCA of Fitzgerald, LLC	Georgia	100%
DCA of Hawkinsville, LLC(1)	Georgia	100%
DCA of So. Ga., LLC	Georgia	100%
DCA of Royston, LLC	Georgia	100%
DCA of Baltimore, LLC(2)	Maryland	100%
DCA of Chevy Chase, LLC	Maryland	80%
DCA of Rockville, LLC	Maryland	100%
DCA of Manahawkin, Inc.	New Jersey	80%
DCA of Vineland, LLC	New Jersey	51%
DCA of Cincinnati, LLC	Ohio	60%
DCA of Norwood, LLC(2)	Ohio	100%
DCA of Carlisle, Inc.	Pennsylvania	80%
DCA of Chambersburg, Inc.	Pennsylvania	80%
DCA of Lemoyne, Inc.	Pennsylvania	100%
DCA of Mechanicsburg, LLC	Pennsylvania	100%
DCA of Pottstown, LLC	Pennsylvania	80%
DCA of Wellsboro, Inc.	Pennsylvania	100%
Keystone Kidney Care, Inc.	Pennsylvania	100%
DCA of Ashland, LLC	Virginia	80%
DCA of Warsaw, LLC	Virginia	100%
DCA of Aiken, LLC	South Carolina	100%
DCA of Aiken II, LLC(2)	South Carolina	100%
DCA of Barnwell, LLC(2)	South Carolina	100%
DCA of Edgefield, LLC(2)	South Carolina	100%

(1) Inactive
(2) Under development